CONSULTING AGREEMENT

     CONSULTING AGREEMENT ("Agreement") made and entered as of November 13, 2000, by and between Tech Laboratories, Inc. (the "Company"), a New Jersey corporation, with offices located at 955 Belmont Avenue, North Haledon, New Jersey 07508, and Barry Bendett (the "Consultant"), residing at 205 Chestnut Drive, East Hills, New York.

                                   BACKGROUND

     The parties desire to enter into a consulting agreement to set forth terms and conditions of the Consultant's relationship with the Company. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived therefrom, and intending to be legally bound, the Company and the Consultant agree as follows:

1.   Consulting Relationship.


          (a) Duties. The Company shall engage the Consultant as a consultant for business development, including, but not limited to, expansion of its customer base, financial planning, corporate structuring, and marketing matters on the terms set forth in this Agreement. The Consultant accepts such engagement by the Company and shall perform and fulfill such reasonable duties as are assigned to him in this Agreement by the president of the Company and by the Board of Directors of the Company (the "Board"). The Consultant shall use his best efforts in his independent professional judgment in the performance and fulfillment of his duties and to the advancement of the interests of the Company, subject only to the approval and directives of the Company's president and the Board of Directors.

          (b) Place of Performance. In connection with his duties under this Agreement, the Consultant shall be based in the New York City metropolitan area or such other geographical locations as mutually agreed to by the Company and Consultant from time to time.

2.   Term.

     The Consultant's engagement under this Agreement shall be for a two-year term (the "Term") commencing as of November 13, 2000 (the "Commencement Date") and shall, unless sooner terminated in accordance with Section 5. of this Agreement, continue uninterrupted until November 13, 2002 (the "Expiration Date").

3.   Compensation.

     Upon the execution of this Agreement, the Company will issue the Consultant an option to purchase 100,000 shares of the Company's common stock (the "Option Shares") at an exercise price of $4.00 per share, exercisable at any time until November , 2003. Unless this Agreement is terminated as provided in Section 5 hereof, as additional compensation, the Company will issue 170,000 shares of the Company's common stock (the "Shares") as follows:

          (a) 65,000 shares in consideration for (i) services performed by Consultant prior to the date hereof and (ii) for services to be performed through January 15, 2001 (the "First Payment Date");

          (b) 35,000 shares on April 15, 2001;

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          (c) 35,000 shares on July 15, 2001; and

          (d) 35,000 shares on October 15, 2001.

     The Company agrees to include in its first Registration Statement on Form S-8 (the "Registration Statement") all of the Option Shares and the Shares, including any resales by the Consultant, if required. The Company agrees to use its best efforts to cause such Registration Statement to be declared effective and to keep the Registration Statement current until the earlier of such time as
(i) Consultant has sold all the Option Shares and Shares or (ii) Consultant can sell such Option Shares and Shares under Rule 144 promulgated under the Securities Act of 1933, as amended.

4.   Reimbursement of Expenses.

     The Consultant shall be reimbursed for all items of travel, entertainment, and miscellaneous expenses which the Consultant reasonably incurs in connection with the performance of his duties hereunder, provided that the Consultant submit to the Company such statements and other evidence supporting said expenses as the Company may reasonably require.

5.   Termination.

          (a) Voluntary Termination by Consultant. Consultant may, by written notice to the Company at any time during the Term, voluntarily terminate this Agreement. The effective date of such termination shall be the date on which such notice is given.

          (b) By Company for Cause. Company may, at any time during the Term, by written notice to Consultant, terminate this Agreement for "Cause." As used herein, "Cause" shall mean (i) incompetence, fraud, personal dishonesty, defalcation or acts of gross negligence or gross misconduct on the part of Consultant, (ii) an intentional breach of this Agreement by Consultant that is injurious to the Company, (iii) substantial and continued failure by the Consultant to perform his duties hereunder, (iv) willful failure by Consultant to follow the lawful directions of the president of the Company,
     (v) to directly or indirectly attempt in any way to remove the president and/or any of the directors of the Company from their present offices or position with the Company, (vi) Consultant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which has or could reasonably be expected to have a material adverse impact on the Company's reputation and standing in the community, or (vii) Consultant's violation of any of the provisions of Section 7 herein. In the event of a termination of this Agreement for Cause, this Agreement shall terminate immediately upon written notice by the Company of termination for Cause.

          (c) Disability. During the Term, if, as a result of physical or mental incapacity or infirmity, Consultant shall be unable to perform his duties under this Agreement for (i) a continuous period of at least 60 days, or
     (ii) periods aggregating at least 60 days during any period of 12 consecutive months (each a "Disability Period"), and at the end of the Disability Period there is no reasonable probability that Consultant can promptly resume his duties hereunder, Consultant shall be deemed disabled (the "Disability") and Company, by written notice to Consultant, shall have the right to terminate the Agreement for Disability at, as of or after the end of the Disability Period. The existence of the Disability shall be determined by a reputable, licensed physician selected by Company in good faith, whose determination shall be final and binding on the parties. Consultant shall cooperate in all reasonable respects to enable an examination to be made by such physician.


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          (d) Death. This Agreement shall terminate on the date of Consultant's death.

6.   Termination Compensation.

          (a) Termination. If this Agreement is terminated pursuant to the provisions of Section 5, the Company shall pay to Consultant, within thirty
     (30) calendar days of the date of termination all Shares vested as of the date of termination. Consultant shall not be entitled to any partial vesting of shares prior to a vesting date.

          (b) No Other Termination Compensation. Consultant shall not, except as set forth in this Section 6, be entitled to any compensation following termination of the Employment Period.

7.   Restrictive Covenant.

          (a) Competition. The Consultant undertakes and agrees that from the date hereof until two (2) years after the Expiration Date, he will not compete, directly or indirectly, or participate as a director, officer, employee, consultant, agent, representative, or otherwise, or as a stockholder, partner, or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly or indirectly with the business of the Company or any of its subsidiaries. The Consultant further undertakes and agrees that during the Term of the Agreement, and for a period of two (2) years after the Expiration Date, he will not directly or indirectly engage, cause to be employed, or solicit for employment any of the Company's or its subsidiaries' employees.

          (b) Trade Secrets. During the Term, and after termination for any reason, the Consultant shall not disclose, divulge, copy, or otherwise use any trade secret of the Company or its subsidiaries, it being acknowledged that all such information and materials compiled or obtained by or disclosed to the Consultant while employed by the Company or its subsidiaries hereunder or otherwise are confidential and the exclusive property of the Company and its subsidiaries.

          (c) Scope of Covenant. Should the duration, geographical area, or range of proscribed activities contained in subparagraph (a), above, be held unreasonable by any court of competent jurisdiction, then such duration, geographical area, or range of proscribed activities shall be modified to such degree as to make it or them reasonable and enforceable.

8.   Indemnity.

          (a) By Company. The Company shall indemnify and hold the Consultant harmless to the maximum extent permitted by law against any claim, action, demand, loss, damage, cost, expense, liability, or penalty arising out of any act, failure to act, omission, or decision by him while performing services as an officer, director, or employee of the Company, other than an act, omission, or decision by the Consultant which is not in good faith and is without his reasonable belief that same is, or was, in the best interests of the Company. To the extent permitted by law, the Company shall pay all attorneys' fees, expenses, and costs actually incurred by the Consultant in connection with the defense of any of the claims referenced herein.

          (b) By Consultant. The Consultant shall indemnify and hold the Company harmless to the maximum extent permitted by law against any claim, action, demand, loss, damage, cost, expense, liability, or penalty arising out of any act, failure to act, omission, or decision by him while performing


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     services as a consultant which is not in good faith and is without his reasonable belief that same is, or was, in the best interests of the Company. To the extent permitted by law, the Consultant shall pay all attorneys' fees, expenses, and costs actually incurred by the Company in connection with the defense of any of the claims referenced herein.

9.   Miscellaneous.

          (a) Notices. Any notice, demand, or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested, or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three (3) business days when so deposited in the U.S. Mail or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

    To the Company:        Tech Laboratories, Inc.
                           955 Belmont Avenue
                           North Haledon, New Jersey 07508

    To the Consultant:     Barry Bendett
                           205 Chestnut Drive
                           East Hills, New York

     The foregoing addresses may be changed at any time by written notice given in the manner herein provided.

          (b) Integration; Modification. This Agreement constitutes the entire understanding and agreement between the Company and the Consultant regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matters. This Agreement may not be modified except by a written agreement signed by the Consultant and a duly authorized member of the Company.

          (c) Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including their respective heirs, executors, successors, and assigns, except that this Agreement may not be assigned by the Consultant.

          (e) Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set


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     forth in this Agreement. Moreover the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

          (f) Governing Law and Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York, New York County. Both parties executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. The parties further agree to the exclusive jurisdiction of the federal and state courts.

          (g) Headings. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

          (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (i) Cumulative Rights and Remedies. All rights and remedies of the Company and the Consultant under this Agreement are not exclusive and are, in fact, cumulative in nature. The Company and the Consultant hereby agree that all rights and remedies set forth in this Agreement are in addition to any and all other rights and remedies which the parties hereto may have under any other agreement or under any law of any kind whatsoever.

     IN WITNESS WHEREOF, this Agreement has been executed by the Consultant and on behalf of the Company by its duly authorized officers on the date first above written.

                                      TECH LABORATORIES, INC.



                                      By: /s/ Bernard M. Ciongoli
                                         ---------------------------------------
                                         Bernard M. Ciongoli


                                         /s/ Barry Bendett
                                         ---------------------------------------
                                         Barry Bendett


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